Lease Agreement of Nanyang Base Assets

This agreement was entered into in Guangzhou between parties as follows on 24 January 2013:

Party A: China Southern Air Holding Company (the “Lessor”)

At:

Legal representative:

Party B: China Southern Airlines Company Limited (the “Lessee”)

At:

Legal representative:

Whereas, there are development needs of Party B, the parties hereto agree, after amicable consultations, on matters relating to leasing of properties of Party A to Party B as follows:

Clause 1	Commitments
1.	Party A is a validly existing Chinese company licensed by administrative department of business administration authorities under related requirements of laws and regulations of China and the obligation of annual inspection has been performed in compliance with related requirements.
2.	Party A lawfully owns the complete legal title of the properties as listed in the annex hereto.
3.	Party B is a validly existing Chinese company licensed by administrative department of business administration authorities under related requirements of laws and regulations of China and the obligation of annual inspection has been performed in compliance with related requirements.

Clause 2	Leasing properties

Party B shall lease from Party A properties as listed in the annex hereto where rentals thereof shall be determined by the parties hereto under a equitable and fair principle not higher than average rental in the same area and lot.

Clause 3	Term of this agreement

The parties hereto agree that term of the leasing be one year commencing from 1 January 2012 and ending on 31 December 2012 where upon expiry such parties may determine on termination or renewal thereof according to actual situations.

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Clause 4	Rights and obligations
(I)	Rights and obligations of Party A
1.	The rentals shall be collected in accordance herewith where invoice thereof shall be issued within 15 business days from the date on which rental to be paid by Party B become due;
2.	The leasing properties shall be delivered to Party B for its use in a timely manner as stipulated hereunder;
3.	Periodic safety inspection of and repair expenses arising from ordinary wear and tear of main structures of the properties as listed in the annex hereto shall be borne by Party A; and
4.	Property tax and land use tax on properties as listed in the annex hereto shall be borne by Party A.

(II)	Rights and obligations of Party B
1.	The rentals shall be paid in a timely manner to Party A in accordance herewith quarterly where one-fourth of rentals of the year shall be paid by Party B before the 15th date of the first month of every quarter.
2.	Utilities and other expenses related to property management occurring during the term hereof shall be borne by Party B;
3.	Party B shall submit declaration of and pay on behalf of Party A property tax and land use tax in accordance with related requirements of local tax authorities which shall be borne and reimbursed by Party A to Party B, settled quarterly and annually respectively, within 15 business days from provision of original of tax payment proof and an asset list included in tax returns; and
4.	Such properties, including their ancillary facilities, shall be utilized strictly as use thereof with care and ordinarily and no dangerous materials such as inflammable and explosive articles shall be illegally placed within such properties.

Clause 5	Transaction cap

The parties hereto agree that rental of 2012 shall be RMB12,441,306, details of which are described in the annex hereto.

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Clause 6	Force majeure
1.	Where the parties hereto become unable to perform this agreement due to force majeure, such parties are not liable to such non-performance and this agreement shall be terminated automatically. Where any part hereof become unable to be performed due to the same, obligations under such part on the party to whom the same occurs shall be exempted according to effect of the same, provided that such other part as not affected thereby shall be performed and that no liability of default prior to occurrence of the same shall be exempted.

Force majeure represents objective situations impossible to be foreseen, avoided or overcome, including, without limitation, wars, epidemics, strikes, earthquakes and floods.

2.	Any party unable to perform this agreement due to force majeure shall inform the other party in a timely manner within 48 hours therefrom in order to minimize loss to such other party and provide proof thereof within 15 business days, provided that such time limits may be extended according to actual situations if such party fails to do so with reasonable explanation.

Clause 7	Settlement of disputes

Any dispute arising from entering into or performing this agreement shall be resolved through amicable consultation between the parties hereto and, if cannot be so resolved, may be brought by any party to the People’s court with jurisdiction.

Clause 8	Miscellaneous
(I)	This agreement shall be effective from the date of execution;
(II)	Any matter not mentioned herein shall be stipulated in a separate supplemental agreement which shall have the same effect hereas; and
(III)	This agreement is of six copies of the same effect, each party shall hold three of which.

[seal]	[seal]
Party A: China Southern Air Holding Company	Party B: China Southern Airlines Company Limited
Legal representative: [s.d.]	Legal representative: [s.d.]

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Rent summary (Nanyang)

Rent (dollar)
Location	Land	Properties	Buildings	Total
Nanyang (Rent of January to September)	2,712,150	453,380	1,710,984	4,876,514
Location	Land	Properties	Buildings	Total
Nanyang (Rent of October to December)	6,250,655	111,030	1,203,107	7,564,792

Total (Rent of 2012)				12,441,306

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Breakdown of land rent (January to September)

No.	Name of Land Parcel	Lease area (m2)	Base rent (yuan)	Rent total of January to September
Nanyang			3,280,000	2,712,150
1	Transmitting station	20,782.00	48,000	39,690
2	South near station	2,301.00	5,000	4,134.375
3	North near station	3,478.00	8,000	6,615
4	South far station	4,323.00	9,000	7,441.875
5	Oil truck garage	29,112.00	67,000	55,400.625
6	Departure and air traffic control building	1,019,730.00	2,353,000	1,945,636.875
7	Airport approach Road	20,962.00	48,000	39,690
8	Apron expansion	21,308.95	49,000	40,516.875
9	Runway contact road expansion	165,101.94	380,000	314,212.5
10	South Terminal	13,113.40	148,000	122,377.5
11	Supermarket facade room	9,304.70	105,000	86,821.875
12	Funding raising facade room	5,450.8	60,000	49,612.5

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Breakdown of properties rent (January to September)

No.	Properties	Address	Lease area(m2)	Base rent (yuan)	Rent total of January to September

				548,305.12
1	Transmitting station	Nanyang Airport	298.42	9,638.97	7,970.220011
2	Far station	Nanyang Airport	74.07	2,392.46	1,978.266189
3	Lifting platform	Nanyang Airport	73.95	2,388.59	1,975.061222
4	North near station	Nanyang Airport	89.81	2,900.86	2,398.651093
5	South near station	Nanyang Airport	82.93	2,678.64	2,211.899623
6	South far station	Nanyang Airport	237.17	7,660.59	6,311.651183
7	Oil truck garage	Nanyang Airport	131.67	4,252.94	3,516.650589
8	Oil depot – Security room	Nanyang Airport	177.19	5,723.24	4,732.401594
9	Oil depot – Duty room	Nanyang Airport	227.82	7,358.59	6,084.630799
10	Oil depot – Duty room	Nanyang Airport	261.63	8,450.65	6,987.630392
11	Oil depot – Duty room	Nanyang Airport	68.34	2,207.38	1,825.228991
12	Oil depot – Garage	Nanyang Airport	327.44	10,576.31	8,715.287985

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No.	Properties	Address	Lease area(m2)	Base rent (yuan)	Rent total of January to September

13	Oil depot – A room	Nanyang Airport	22.47	725.78	600.1301644
14	Oil depot – Refueling room	Nanyang Airport	95.76	3,093.05	2,557.564065
15	Oil depot – Pump room	Nanyang Airport	220.23	7,113.43	5,881.916604
16	Oil depot – B room	Nanyang Airport	39.69	1,281.99	1,060.043001
17	Oil depot – Pump room	Nanyang Airport	233.55	7,513.67	6,237.667997
18	Tool	Nanyang Airport	170.4	5,503.92	4,551.05385
19	Newly built hanger	Nanyang Airport	1,224	39,535.20	32,690.6685
20	Detention centre	Nanyang Airport	59.49	1,921.53	1,588.862638
21	Base garage	Nanyang Airport	430.24	13,896.75	11,490.87681
22	Departure and air traffic control building	Nanyang Airport	5,240.01	169,252.32	139,950.5146
23	Terminal security room	Nanyang Airport	20.14	650.52	537.9003788
24	Terminal police station garage	Nanyang Airport	86.58	2,796.53	2,312.384051
25	Terminal duty room	Nanyang Airport	294.4	9,509.12	7,862.8536
26	Terminal living quarters	Nanyang Airport	250.5	8,091.15	6,690.369556
27	Terminal substation	Nanyang Airport	433.56	14,003.99	11,579.54758

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No.	Properties	Address	Lease area(m2)	Base rent (yuan)	Rent total of January to September

28	Terminal substation	Nanyang Airport	419.42	13,547.27	11,201.89557
29	Terminal freight warehouse	Nanyang Airport	264.78	8,552.39	7,071.760789
30	Terminal boiler room	Nanyang Airport	372.57	12,034.01	9,950.622846
31	Terminal staff canteen	Nanyang Airport	319.7	10,326.31	8,538.567581
32	Terminal staff hospital	Nanyang Airport	349.32	11,283.04	9,329.660393
33	Terminal special garage	Nanyang Airport	527.72	17,045.36	14,094.37874
34	Terminal water plant duty room	Nanyang Airport	15.8	510.34	421.9873875
35	Terminal pumping station	Nanyang Airport	40.95	1,322.69	1,093.695159
36	Terminal deep well pump station	Nanyang Airport	20.5	662.15	547.5152813
37	Terminal weather building	Nanyang Airport	676.8	21,860.64	18,076.0167
38	Terminal maintenance workshop	Nanyang Airport	153.54	4,959.34	4,100.755916
39	Terminal maintenance building	Nanyang Airport	268.54	8,673.84	7,172.183104
40	Terminal maintenance building	Nanyang Airport	426.4	13,772.72	11,388.31785
41	Terminal maintenance workshop	Nanyang Airport	206.15	6,658.65	5,505.867084
42	Terminal maintenance workshop	Nanyang Airport	37.2	1,201.56	993.539925
43	Terminal maintenance workshop	Nanyang Airport	94.24	3,043.95	2,516.96781
44	Terminal maintenance workshop	Nanyang Airport	214.67	6,933.84	5,733.419777

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No.	Properties	Address	Lease area(m2)	Base rent (yuan)	Rent total of January to September

45	Terminal fire services tower	Nanyang Airport	155.04	5,007.79	4,140.81801
46	Terminal fire services dormitory and garage	Nanyang Airport	811.69	26,217.59	21,678.66725
47	Terminal service duty room	Nanyang Airport	728.91	23,543.79	19,467.77384

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Breakdown of building rent (January to September)

No.	Building	Address	Base rent (yuan)	Rent total of January to September
			2,069,218
1	39186 m2 Asphalt road	Nanyang Airport	121,671	100,606.7081
2	Drainage iron pipe	Nanyang Airport	141,494	116,977.8513
3	Water tower	Nanyang Airport	2,215	1831.528125
4	Apron contact road	Nanyang Airport	843,335	697,332.6281
5	Apron electric cable	Nanyang Airport	758	626.77125
6	Maintenance wall	Nanyang Airport	567	468.838125
7	Maintenance road	Nanyang Airport	1,711	1,414.783125
8	Generating chamber installation	Nanyang Airport	2,887	2,387.188125
9	Drainage bridge	Nanyang Airport	692	572.1975
10	Passenger apron installation	Nanyang Airport	1,154	954.21375
11	Y-7 Apron	Nanyang Airport	484,64	40,073.67
12	Yun Wu Ming Gou	Nanyang Airport	246	203.41125
13	Apron navigation aids light	Nanyang Airport	3,849	3,182.641875
14	Y-5 Apron	Nanyang Airport	2,026	1,675.24875

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No.	Building	Address	Base rent (yuan)	Rent total of January to September
15	Fire services pipe	Nanyang Airport	3,849	3,182.941875
16	Terminal area roads	Nanyang Airport	4,667	3,859.025625
17	Apron expansion	Nanyang Airport	870,849	720,083.2669
18	Gate renovation of Nanyang Airport	Nanyang Airport	18,784	15,532.02

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Breakdown of land rent (October to December)

No.	No. of land title certificate	Name of land parcel	Use	Nature	Area (m2)	Annual rent (yuan/year)	Rent of October to December

Nanyang
1	Wan Shi Tu Guo Yong (2005) No. 02585	Transmitting station	Civil airport	Transfer	20,782.00	367,978.00	91,994.5
2	Wan Shi Tu Guo Yong (2005) No. 02583	South near station	Civil airport	Transfer	2,301.00	40,739.00	10,184.75
3	Wan Shi Tu Guo Yong (2005) No. 02580	North near station	Civil airport	Transfer	3,478.00	61,580.00	15,395
4	Wan Shi Tu Guo Yong (2005) No. 02581	South far station	Civil airport	Transfer	4,323.00	76,544.00	19,136
5	Wan Shi Tu Guo Yong (2005) No. 02579	Oil truck garage	Civil airport	Transfer	29,112.00	515,467.00	128,866.75
6	Wan Shi Tu Guo Yong (2005) No. 02582	Departure andair trafficcontrol building (airport site)	Civil airport	Transfer	1,019,730.00	17,133,763.00	4,283,440.75
7	Wan Qu Guo Yong (2003) Zi No. 37	Airport approach road	Civil airport	Authorized operation	20,962.00	370,778.00	92,694.5
8	Wan Qu Guo Yong (2003) Zi No. 36	Apron expansion	Civil airport	Authorized operation	21,308.95	356,538.00	89,134.5
9	Wan Qu Guo Yong (2003) Zi No. 35	Runway contact road expansion	Civil airport	Authorized operation	165,101.94	2,762,456.00	690,614
10	Wan Shi Tu Guo Yong (2005) No. 02587	South terminal	Education and residentialland	Transfer	13,113.40	1,560,675.00	390,168.75
11	Wan Shi Tu Guo Yong (2005) No. 02584	Supermarket facade room (Renmin Bei Road convoy area and old cadresfloor)	Office and residential	Allocate	9,304.70	1,107,382.00	276,845.5
12	Wan Shi Tu Guo Yong (2007) No. 03077	Funding raising facade room and old cadres floor		Allocate	5,450.80	648,720.00	162,180

Total						25,002,620.00	6,250,655

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Breakdown of properties rent (October to December)

No.	Title certificate No.	Name of building	Structure	Completion Date	Measurement units	Construction Area	Annual rent (yuan/year)	Rent of October to December

Nanyang
1	Wan Shi Fang Zi No. 901012	Terminal area far station	Brick and concrete	1993-1-1	m2	74.07	4,126.00	1031.5
2	Wan Shi Fang Zi No. 901015	South near station	Brick and concrete	1993-1-1	m2	82.93	4,620.00	1,155
3	Wan Shi Fang Zi No. 901013	South far station	Brick and concrete	1993-1-1	m2	237.17	13,212.00	3,303
4	Wan Shi Fang Zi No. 901005	New air material depot	Framework	1994-12-1	m2	1,224	100,042.00	25,010.5
5	Wan Shi Fang Zi No. 901006	Air traffic control building	Framework	1993-1-1	m2	2,083.04	194,620.00	48,655
6	Wan Shi Fang Zi No. 901006	Terminal duty room	Brick and concrete	1993-1-1	m2	294.4	15,967.00	3,991.75
7	Wan Shi Fang Zi No. 901010	Terminal water plantduty room	Brick and concrete	1993-1-1	m2	15.8	881.00	220.25
8	Wan Shi Fang Zi No. 901010	Terminal pumping station	Brick and concrete	1993-1-1	m2	40.95	2,281.00	570.25
9	Wan Shi Fang Zi No. 901010	Terminal deep well pump station	Brick and concrete	1993-1-1	m2	20.5	1,430.00	357.5
10	Wan Shi Fang Zi No. 901010	Terminal maintenance workshop	Brick and concrete	1993-1-1	m2	153.54	8,537.00	2,134.25
11	Wan Shi Fang Zi No. 901010	Terminal maintenance building 2	Brick and concrete	1993-1-1	m2	426.4	23,126.00	5,781.5
12	Wan Shi Fang Zi No. 901010	Terminal maintenance workshop 2	Brick and concrete	1993-1-1	m2	206.15	11,462.00	2,865.5
13	Wan Shi Fang Zi No. 901010	Terminal maintenance workshop 5	Brick and concrete	1993-1-1	m2	214.67	11,936.00	2,984
14	Wan Shi Fang Zi No. 901005	Terminal fire services tower	Brick and concrete	1993-1-1	m2	155.04	7,862.00	1,965.5
15	Wan Shi Fang Zi No. 901005	Terminal fire services dormitory and garage	Brick and concrete	1993-1-1	m2	811.69	44,021.00	11,005.25
Total						6,040.35	444,123.00

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Breakdown of buildings rent (October to December)

No.	Name	Structure	Completion date	Length (m)	Width (m)	Height/ depth (m)	Measurement units	Area (m2) or Volume (m3)	Annual rent (yuan/year)	Rent of October to December
Nanyang
1	Runway	Brick surface	1993-1-1	2,300	45	0.32	m2	103,500.00	3,478,787.00	869,696.75
2	Contact road No. 1	Brick surface	1993-1-1	140	18	0.32	m2	2,520.00	74,794.00	18,698.50
3	Passenger apron	Brick surface	1993-1-1	240	100	0.32	m2	24,000.00	712,327.00	178,081.75
4	Common apron	Brick surface	1993-1-1	328	55	0.22	m2	18,040.00	535,433.00	133,858.25
5			2004-6-30	12.7		2.55	m2	32.385	8,320.00	2,080.00
6	Security room	Brick and concrete	2004-6-30	9.9	3.9		m2	38.61	2,767.00	691.75

Total									4,812,428.00	1,203,107.00

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